SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006

OPINION RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14927 (Commission File Number)	22-3118960 (I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)
Registrant’s telephone number, including area code: (609) 452-5400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Agreement with Frank J. Quirk
     On July 14, 2006, Opinion Research Corporation (the “Company”) and Frank J. Quirk entered into an Executive Agreement (the “Agreement”).
     The description of the material terms of the Agreement set forth below is qualified in its entirety by the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
     The Agreement provides that it is effective as of June 1, 2006 and provides further that Mr. Quirk shall have responsibility for assisting the transition to a new management team at the Company’s ORC Macro subsidiary (“ORC Macro”) and shall execute other executive duties and responsibilities as shall from time to time be determined by the Chief Executive Officer of the Company and the Company’s Board of Directors. Mr. Quirk is required to devote 25% of his full working time to the performance of his duties under the Agreement. The term of the Agreement expires on May 31, 2008, unless it is earlier terminated in accordance with the terms of the Agreement.
     The Agreement provides that the Company shall pay to Mr. Quirk an annual salary of $90,000 for his services and that Mr. Quirk shall not be entitled to additional compensation for serving on the Company’s Board of Directors. The Agreement also provides that Mr. Quirk shall be eligible to participate in a number of Company employee benefit plans.
     The Company may terminate Mr. Quirk’s employment for “cause” without notice prior to the expiration date of the Agreement. In such event, Mr. Quirk shall be paid only the compensation for his services through the effective date of the termination. In addition, the Company may terminate Mr. Quirk’s employment at any time and for any reason upon 30 days’ written notice to Mr. Quirk. In such event, except in certain circumstances, Mr. Quirk shall be entitled to continue to receive compensation and medical and life insurance benefits until the earlier of (i) 11 months after the effective date of termination, and (ii) May 31, 2008.
     Mr. Quirk may terminate the Agreement without “cause” upon 30 days’ written notice. In such event, Mr. Quirk shall be paid only the compensation for his services through the effective date of the termination. Mr. Quirk may also terminate the Agreement without prior notice for “cause.” In such event, Mr. Quirk has agreed to meet with the Chief Executive Officer of the Company to specify the particulars of the events giving rise to such “cause.”

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     In connection with Mr. Quirk’s entry into the Agreement described above, on July 14, 2006, Mr. Quirk resigned as President of the Company and as Chief Executive Officer of ORC Macro. Mr. Quirk will continue to serve on the Board of Directors of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Executive Agreement with Frank J. Quirk
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION
Date: July 20, 2006	By:	/s/ Kevin P. Croke
		Name:	Kevin P. Croke
		Title:	Executive Vice President — Corporate Finance